Exhibit 99.3

CONTINENTAL GENERAL INSURANCE COMPANY

Financial Statements

Years ended December 31, 2014, 2013 and 2012
with report of Independent Auditors

Ernst & Young LLP 1900 Scripps Center 312 Walnut Street Cincinnati, OH 45202	Tel: +1 513 612 1400 Fax: +1 513 612 1730 ey.com

Report of Independent Auditors

Board of Directors
Continental General Insurance Company

We have audited the accompanying financial statements of Continental General Insurance Company, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statement of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental General Insurance Company at December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

September 3, 2015

A member firm of Ernst & Young Global Limited

CONTINENTAL GENERAL INSURANCE COMPANY
BALANCE SHEET
(Dollars in Thousands, Except Per Share Data)

	December 31
	2014	2013
Assets:
Cash and cash equivalents	$12,305	$5,267
Investments:
Fixed maturities, available for sale at fair value (amortized cost - $204,107 and $207,790)	229,116	225,592
Equity securities, available for sale at fair value (cost - $10,378 and $5,620)	10,185	5,932
Mortgage loans	2,706	2,856
Policy loans	2,810	2,944
Other investments	334	793

Total cash and investments	257,456	243,384

Recoverables from reinsurers	420,140	419,078
Deferred policy acquisition costs	17,264	19,474
Accrued investment income	2,514	2,785
Net deferred tax asset	22,250	20,314
Other assets	4,112	5,399

Total assets	$723,736	$710,434

Liabilities and Equity:
Annuity benefits accumulated	$78,161	$86,411
Life, accident and health reserves	564,809	536,992
Other liabilities	12,840	13,474

Total liabilities	655,810	636,877

Shareholder's Equity:
Common stock, par value - $1 per share:
- 6,500,000 shares authorized
- 4,196,559 shares issued and outstanding	4,197	4,197
Capital surplus	96,674	96,479
Accumulated deficit	(37,575)	(37,022)
Accumulated other comprehensive income, net of tax	4,630	9,903

Total shareholder's equity	67,926	73,557

Total liabilities and shareholder's equity	$723,736	$710,434

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF EARNINGS
(In Thousands)

	Year Ended December 31
	2014	2013	2012
Revenues:
Life, accident and health net earned premiums	$12,606	$13,737	$40,055
Net investment income	15,484	13,974	13,199
Realized gains (losses) on securities (*)	(1,471)	1,313	2,210
Other income	4,800	5,175	5,359

Total revenues	31,419	34,199	60,823

Cost and expenses:
Annuity benefits	2,627	3,166	3,266
Life, accident and health benefits	22,915	24,001	62,403
Insurance acquisition expenses, net	3,525	4,123	13,700
Other operating and general expenses	3,220	2,021	2,941

Total costs and expenses	32,287	33,311	82,310

Earnings (loss) before income taxes	(868)	888	(21,487)
Provision (benefit) for income taxes	(315)	290	(7,504)

Net earnings (loss)	$(553)	$598	$(13,983)

(*) Consists of the following:

Realized gains (losses) before impairments	$(335)	$2,535	$2,288

Losses on securities with impairment	(1,170)	(1,222)	(78)
Non-credit portion recognized in other comprehensive income	34	-	-
Impairment charges recognized in earnings	(1,136)	(1,222)	(78)
Total realized gains (losses) on securities	$(1,471)	$1,313	$2,210

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)

	Year Ended December 31
	2014	2013	2012
Comprehensive Income (Loss):
Net earnings (loss)	$(553)	$598	$(13,983)
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(6,229)	5,354	(857)

Reclassification adjustment for realized losses (gains) included in net earnings (loss)	956	(1,430)	(1,437)
Total net unrealized gains (losses) on securities	(5,273)	3,924	(2,294)
Total comprehensive income (loss), net of tax	$(5,826)	$4,522	$(16,277)

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF CHANGES IN EQUITY
(Dollars in Thousands)

		Shareholder's Equity
	Common Shares	Common Stock and Capital Surplus	Accumulated Deficit	Accumulated Other Comp Inc (Loss)	Total
Balance at January 1, 2012	4,196,559	$100,005	$(23,637)	$8,273	$84,641

Net loss	-	-	(13,983)	-	(13,983)
Other comprehensive loss	-	-	-	(2,294)	(2,294)

Balance at December 31, 2012	4,196,559	$100,005	$(37,620)	$5,979	$68,364

Net earnings	-	-	598	-	598
Other comprehensive income	-	-	-	3,924	3,924
Other	-	671	-	-	671

Balance at December 31, 2013	4,196,559	$100,676	$(37,022)	$9,903	$73,557

Net loss	-	-	(553)	-	(553)
Other comprehensive loss	-	-	-	(5,273)	(5,273)
Other	-	195	-	-	195

Balance at December 31, 2014	4,196,559	$100,871	$(37,575)	$4,630	$67,926

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)

	Year Ended December 31
	2014	2013	2012
Operating Activities:
Net earnings (loss)	$(553)	$598	$(13,983)
Adjustments:
Depreciation and amortization	65	(95)	(1,081)
Annuity benefits	2,627	3,166	3,266
Realized (gains) losses on investing activities	1,471	(1,313)	(2,210)
Deferred annuity and life policy acquisition costs	(12)	57	(1,305)
Amortization of insurance acquisition costs	2,450	2,871	11,368
Change in:
Life, accident and health reserves	12,777	(3,805)	107,724
Recoverables from reinsurers	(1,062)	11,243	(75,882)
Accrued investment income	271	(352)	(113)
Net deferred tax asset	949	775	(4,944)
Other assets	1,213	3,915	(2,390)
Other liabilities	(634)	(125)	(2,265)
Other operating activities, net	43	305	(451)

Net cash provided by operating activities	19,605	17,240	17,734

Investing Activities:
Purchases of:
Fixed maturities	(15,503)	(28,409)	(27,061)
Equity securities	(5,521)	(2,052)	(3,567)
Proceeds from:
Maturities and redemptions of fixed maturities	18,247	18,796	19,483
Repayment of mortgage loans	150	470	352
Sales of fixed maturities	254	922	689
Sales of equity securities	-	352	611
Other investments	461	1,434	754
Other investing activities, net	134	(129)	251

Net cash used in investing activities	(1,778)	(8,616)	(8,488)

Financing Activities:
Annuity receipts	441	322	3,873
Annuity surrenders, benefits and withdrawals	(11,230)	(11,684)	(9,940)

Net cash used in financing activities	(10,789)	(11,362)	(6,067)

Net Change in Cash and Cash Equivalents	7,038	(2,738)	3,179
Cash and cash equivalents at beginning of year	5,267	8,005	4,826
Cash and cash equivalents at end of year	$12,305	$5,267	$8,005

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

A.	Accounting Policies

Basis of Presentation The financial statements include the accounts of Continental General Insurance Company (“CGI” or the “Company”). CGI is an indirect wholly-owned subsidiary of Great American Financial Resources, Inc. (“ GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”). The financial statements also include costs paid on behalf of CGI by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus.

Although the Company does not currently market any life, annuity or long-term care insurance, CGI’s product portfolio includes a diversified mix of closed blocks of life, annuity and long-term care (“LTC”) health insurance products.

In the third quarter of 2012 GAFRI sold its Medicare Supplement and other non LTC health insurance business, including Loyal American Life Insurance Company (“Loyal”) to Cigna. As part of the agreement prior to the sale CGI reinsured all of its Medicare Supplement and other non LTC health business into Loyal through a 100% coinsurance agreement (“Cigna Transaction”). The Company accepted new premium sales (Medicare supplement, critical illness and other non-health products), for certain states, through a reinsurance fronting agreement through August 2014, whereby the Company reinsures 100% of these premiums through a coinsurance agreement with Loyal.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect CGI’s assumptions about the assumptions market participants would use in pricing the asset or liability.

Investments Fixed maturity and equity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in CGI’s Balance Sheet. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the Statement of Earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives Derivatives included in CGI’s Balance Sheet are recorded at fair value and consist of components of certain fixed maturity securities (primarily interest-only MBS). Changes in fair value of derivatives are included in earnings.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred.

DPAC related to annuities, universal life and interest-sensitive life policies is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, universal life and interest-sensitive life policies, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity, life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in CGI’s Balance Sheet.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Reinsurance Premium revenue and benefits are reported net of the amounts related to reinsurance ceded to and assumed from other companies. Expense allowances from reinsurers are included in other operating and general expenses. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. Amounts received from reinsurers that represent recovery of acquisition costs are netted against DPAC, so that the net amount is capitalized. The cost of reinsurance is accounted for over the term of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability (primarily interest credited) are charged to expense and decreases for charges are credited to annuity policy charges revenue. Reserves for traditional fixed annuities are generally recorded at the stated account value.

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends. Reserves for interest-sensitive whole life and universal life policies are generally recorded at contract value.

For long-duration contracts (such as traditional life and long-term care insurance policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life and long-term care insurance policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in CGI’s Balance Sheet.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Income Taxes The Company has an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

CGI recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on CGI’s reserve for uncertain tax positions are recognized as a component of tax expense.

Benefit Plans CGI provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

B.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). CGI’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. CGI’s Level 2 financial instruments include corporate and municipal fixed maturity securities, mortgage-backed securities (“MBS”) and non-affiliated common stocks priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. CGI’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

CGI’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

Assets measured and carried at fair value in the financial statements are summarized below (in thousands):

December 31, 2014	Level 1	Level 2	Level 3	Total
Assets:
Available for sale ("AFS") fixed maturities:
U.S. Government and government agencies	$1,784	$6,475	$-	$8,259
States, municipalities and political subdivisions	-	50,237	-	50,237
Foreign government	-	1,761	-	1,761
Residential MBS	-	39,523	5,432	44,955
Commercial MBS	-	20,303	464	20,767
Asset-backed securities ("ABS")	-	6,137	-	6,137
Corporate and other	-	95,770	1,230	97,000
Total AFS fixed maturities	1,784	220,206	7,126	229,116
Equity securities	8,132	1,027	1,026	10,185
Total assets accounted for at fair value	$9,916	$221,233	$8,152	$239,301

December 31, 2013	Level 1	Level 2	Level 3	Total
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$1,953	$6,265	$-	$8,218
States, municipalities and political subdivisions	-	40,715	-	40,715
Foreign government	-	1,615	-	1,615
Residential MBS	-	36,330	7,278	43,608
Commercial MBS	-	23,595	475	24,070
Asset-backed securities	-	6,326	1,002	7,328
Corporate and other	-	98,399	1,639	100,038
Total AFS fixed maturities	1,953	213,245	10,394	225,592
Equity securities	4,837	1,060	35	5,932
Total assets accounted for at fair value	$6,790	$214,305	$10,429	$231,524

At December 31, 2014 and 2013 no liabilities were carried at fair value.

There were no transfers between Level 1 and Level 2 during 2014 or 2013. During 2012, one perpetual preferred stock with a fair value of $1 million transferred from Level 1 to Level 2 due to decreases in trade frequency, resulting in lack of available trade data sufficient to warrant classification in Level 1.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Approximately 3% of the total assets carried at fair value on December 31, 2014, were Level 3 assets. Approximately 85% ($7 million) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by CGI. Since internally developed Level 3 asset fair values represent less than 1% of the total assets measured at fair value and less than 2% of CGI’s shareholder’s equity, changes in unobservable inputs used to determine internally developed fair values would not have a material impact on CGI’s financial position.

Changes in balances of Level 3 financial assets carried at fair value during 2014, 2013 and 2012 are presented below (in thousands). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2013	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3		Transfer out of Level 3	Balance at December 31 2014
AFS fixed maturities:
Residential MBS	$7,278	$(79)	$(55)	$-	$(500)	$	$ 2,757	$(3,969)	$5,432
Commercial MBS	475	(11)	-	-	-		-	-	464
Asset-backed securities	1,002	-	5	-	(12)		-	(995)	-
Corporate and other	1,639	(300)	(33)	-	(76)		-	-	1,230
Equity securities	35	-	(7)	998	-		-	-	1,026

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2012	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2013
AFS fixed maturities:
Residential MBS	$9,516	$737	$224	$446	$(1,467)	$687	$(2,865)	$7,278
Commercial MBS	-	(57)	-	-	-	532	-	475
Asset-backed securities	1,051	-	(34)	-	(15)	-	-	1,002
Corporate and other	-	18	40	1,615	(34)	-	-	1,639
Equity securities	-	-	-	35	-	-	-	35

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2011	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2012
AFS fixed maturities:
Residential MBS	$5,092	$133	$14	$3,928	$(809)	$1,761	$(603)	$9,516
Commercial MBS	-	-	-	-	-	-	-	-
Asset-backed securities	1,031	(1)	35	-	(14)	-	-	1,051

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Fair Value of Financial Instruments  The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements at December 31 are summarized below (in thousands):

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
2014
Financial assets:
Cash and cash equivalents	$12,305	$12,305	$12,305	$-	$-
Mortgage loans	2,706	2,706	-	-	2,706
Policy loans	2,810	2,810	-	-	2,810
Total financial assets not accounted for at fair value	$17,821	$17,821	$12,305	$-	$5,516

Financial liabilities:
Annuity benefits accumulated(*)	$76,702	$78,442	$-	$-	$78,442
Total financial liabilities not accounted for at fair value	$76,702	$78,442	$-	$-	$78,442

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
2013
Financial assets:
Cash and cash equivalents	$5,267	$5,267	$5,267	$-	$-
Mortgage loans	2,856	2,856	-	-	2,856
Policy loans	2,944	2,944	-	-	2,944
Total financial assets not accounted for at fair value	$11,067	$11,067	$5,267	$-	$5,800

Financial liabilities:
Annuity benefits accumulated(*)	$84,773	$81,691	$-	$-	$81,691
Total financial liabilities not accounted for at fair value	$84,773	$81,691	$-	$-	$81,691

(*)	Excludes life contingent annuities in the payout phase.

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of these instruments. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

C.	Investments

Available for sale fixed maturities and equity securities at December 31 consisted of the following (in thousands):

	2014				2013
	Amortized	Fair	Gross Unrealized		Amortized	Fair	Gross Unrealized
	Cost	Value	Gains	Losses	Cost	Value	Gains	Losses
Fixed Maturities:

U.S. Government and government agencies	$7,902	$8,259	$357	$-	$7,993	$8,218	$359	$(134)
States, municipalities and political subdivisions	46,093	50,237	4,256	(112)	40,730	40,715	1,281	(1,296)
Foreign government	1,493	1,761	268	-	1,493	1,615	122	-
Residential MBS	40,718	44,955	4,324	(87)	39,181	43,608	4,447	(20)
Commercial MBS	19,102	20,767	1,665	-	22,106	24,070	1,964	-
Asset-backed securities	5,841	6,137	320	(24)	6,984	7,328	375	(31)
Corporate and other	82,958	97,000	14,215	(173)	89,303	100,038	11,088	(353)
Total fixed maturities	$204,107	$229,116	$25,405	$(396)	$207,790	$225,592	$19,636	$(1,834)

Common stocks	$5,878	$5,700	$116	$(294)	$4,620	$4,872	$671	$(419)

Perpetual preferred stocks	$4,500	$4,485	$37	$(52)	$1,000	$1,060	$60	$-

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2014 and December 31, 2013, respectively, were $375,000 and $692,000. Gross unrealized gains on such securities at December 31, 2014 and December 31, 2013 were $218,000 and $251,000, respectively. Gross unrealized losses on such securities at December 31, 2014 and December 31, 2013 were $34,000 and $0, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate to residential MBS.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in thousands) on fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2014 and 2013.

	Less Than Twelve Months			Twelve Months or More
2014	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	-	-	-%	(112)	3,414	97%
Residential MBS	(71)	5,186	99%	(16)	2,010	99%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(24)	465	95%	-	-	-%
Corporate and other	(173)	1,332	89%	-	-	-%
Total fixed maturities	$(268)	$6,983	96%	$(128)	$5,424	98%
Common stocks	$(129)	$2,079	94%	$(165)	$1,352	89%
Perpetual preferred stocks	$(52)	$1,449	97%	$-	$-	-%

	Less Than Twelve Months			Twelve Months or More
2013	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
Fixed Maturities:
U.S. Government and government agencies	$(134)	$3,839	97%	$-	$-	-%
States, municipalities and political subdivisions	(941)	13,089	93%	(355)	2,594	88%
Residential MBS	(3)	422	99%	(17)	1,987	99%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	-	-	-%	(31)	456	94%
Corporate and other	(318)	9,655	97%	(35)	460	93%
Total fixed maturities	$(1,396)	$27,005	95%	$(438)	$5,497	93%
Common stocks	$(419)	$1,597	79%	$-	$-	-%
Perpetual preferred stocks	$-	$-	-%	$-	$-	-%

At December 31, 2014, the gross unrealized losses on fixed maturities of $396,000 relate to 13 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 56% of the gross unrealized loss and 55% of the fair value.

The determination of whether unrealized losses are “other-than-temporary” requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,
b)	the extent to which fair value is less than cost basis,
c)	cash flow projections received from independent sources,
d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,
e)	near-term prospects for improvement in the issuer and/or its industry,
f)	third party research and communications with industry specialists,
g)	financial models and forecasts,
h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,
i)	discussions with issuer management, and
j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

CGI analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. For 2014, CGI recorded $19,000 in other-than-temporary impairment charges related to its residential MBS.

CGI recorded $762,000 in other-than-temporary impairment charges on common stocks in 2014. At December 31, 2014, the gross unrealized losses on common stocks of $294,000 relate to 8 securities; $165,000 (2 securities) have been in an unrealized loss position for more than 12 months.

Management believes CGI will recover its cost basis in the securities with unrealized losses and that CGI has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2014.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in thousands):

	2014	2013	2012
Balance at January 1	$225	$225	$373
Additional credit impairments on:
Previously impaired securities	-	-	-
Securities without prior impairments	19	-	25
Reductions due to sales or redemptions	(125)	-	(173)

Balance at December 31	$119	$225	$225

The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2014 (dollars in thousands). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
Maturity	Cost	Amount	%
One year or less	$6,211	$6,389	3%
After one year through five years	24,514	27,441	12%
After five years through ten years	40,455	43,544	19%
After ten years	67,266	79,883	35%
Subtotal	138,446	157,257	69%

MBS (average life of approximately 5 years)	59,820	65,722	29%
ABS (average life of approximately 4 1/2 years)	5,841	6,137	2%

Total	$204,107	$229,116	100%

Certain risks are inherent in connection with fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of Shareholder’s Equity at December 31, 2014 or 2013.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Securities having a carrying value of approximately $5.3 million at December 31, 2014, were on deposit as required by regulatory authorities.

Net Unrealized Gain on Marketable Securities In addition to adjusting equity securities and fixed maturity securities classified as “available for sale” to fair value, G AAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity, life and health businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in thousands) the components of the net unrealized gain on securities that is included in AOCI in CGI’s Balance Sheet.

		2014
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$25,009	$(8,753)	$16,256
Equity securities	(193)	68	(125)
Deferred policy acquisition costs	(221)	77	(144)
Life, accident and health reserves	(17,472)	6,115	(11,357)
	$7,123	$(2,493)	$4,630

		2013
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$17,802	$(6,231)	$11,571
Equity securities	312	(109)	203
Deferred policy acquisition costs	(446)	156	(290)
Life, accident and health reserves	(2,432)	851	(1,581)
	$15,236	$(5,333)	$9,903

Net Investment Income The following table shows (in thousands) investment income earned and investment expenses incurred.

	2014	2013	2012
Investment income
Fixed maturities	$14,262	$13,131	$12,537
Equity securities	918	425	132
Policy loans	180	237	158
Other	162	270	458
Gross investment income	15,522	14,063	13,285
Investment expenses	(38)	(89)	(86)

Net investment income	$15,484	$13,974	$13,199

CGI’s investment portfolio is managed by a subsidiary of AFG. Investment expenses included investment management fees charged by this subsidiary of $1,000 in 2014, $43,000 in 2013 and $47,000 in 2012.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in thousands):

	Fixed Maturities	Equity Securities	Mortgage Loans and Other Investments	Other (a)	Tax Effects	Total
Year ended December 31, 2014
Realized before impairments	$(338)	$-	$-	$3	$117	$(218)
Realized - impairments	(374)	(762)	-	-	398	(738)
Change in unrealized	7,207	(505)	-	(14,815)	2,840	(5,273)

Year ended December 31, 2013
Realized before impairments	$2,479	$125	$(69)	$-	$(887)	$1,648
Realized - impairments	(164)	(240)	(818)	-	428	(794)
Change in unrealized	(11,999)	84	-	17,952	(2,113)	3,924

Year ended December 31, 2012
Realized before impairments	$2,156	$132	$-	$-	$(801)	$1,487
Realized - impairments	(26)	(52)	-	-	27	(51)
Change in unrealized	8,842	231	-	(12,602)	1,235	(2,294)

(a)	Primarily adjustments to deferred policy acquisition costs and reserves related to long-term care business.

Gross realized gains and losses (excluding impairment writedowns and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions included in the Statement of Cash Flows consisted of the following (in thousands):

	2014	2013	2012
Fixed maturities:
Gross gains	$87	$740	$94
Gross losses	(27)	-	-

Equity securities:
Gross gains	-	125	132
Gross losses	-	-	-

D.	Derivatives

CGI has investments in MBS that contain embedded derivatives (primarily interest-only MBS) that do not qualify for hedge accounting. CGI records the entire change in the fair value of these securities in earnings. These investments are part of CGI’s overall investment strategy, representing a small component of CGI’s overall investment portfolio and had a fair value of $5.9 million and $7.3 million at December 31, 2014 and 2013, respectively. The gain or loss resulting for changes in fair value of these securities is included in realized gains on securities in the Statement of Earnings and was a loss of $398,000 in 2014 compared to gains of $1.7 million and $71,000 in 2013 and 2012, respectively.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

E.	Reinsurance

The Company is contingently liable with respect to reinsurance ceded in that the liability for such reinsurance would become that of the Company upon failure of any reinsurer to meet its obligations under a particular reinsurance agreement. The Company currently reinsures its annuities, life insurance, LTC, and other health products. The maximum amount the Company would retain on any single life insurance policy is $250,000. Retention limits under accident and health insurance policies vary from plan to plan.

On August 31, 2012, in conjunction with and prior to the sale of certain affiliated insurance companies to Cigna, the Company entered into a reinsurance agreement with Loyal which ceded 100% of all remaining accident and health policies, excluding LTC. Under this agreement, all activity on these policies after existing reinsurance is ceded to Loyal. There was no ceding commission on this transaction.

CGI reinsures a portion of its life and health insurance risk with non-affiliated insurance carriers under traditional indemnity reinsurance arrangements (“ceded reinsurance”). Under these arrangements, the other carriers agree to accept responsibility for a portion of the risks underwritten by CGI. The primary purpose of ceded reinsurance is to protect the Company from potential losses in excess of amounts it is willing to accept.

On February 1, 1999, the Company entered into a reinsurance agreement with Hannover Life Reassurance Company (“Hannover”) under which it ceded 50% of most of its existing in-force business. On August 1, 2006, the Company entered into another reinsurance agreement with Hannover under which it ceded 50% of its in-force business, including business subject to the 1999 agreement. As a result of these two agreements, 75% of the risk on business issued before February 1, 1999, and 50% of the risk issued from that date through August 1, 2006, is reinsured with Hannover.

The effect of reinsurance on premiums and during the years ended December 31 is as follows (in thousands):

	2014	2013	2012
Direct premiums	$92,519	$102,521	$106,371
Reinsurance assumed	313	33	41
Reinsurance ceded	(80,226)	(88,817)	(66,357)
Net premiums	$12,606	$13,737	$40,055

Reinsurance recoveries were $67.0 million, $67.8 million and $54.8 million for 2014, 2013 and 2012, respectively.

At December 31, 2014 CGI has reinsured approximately $553 million of its $822 million inforce life insurance face amount compared to $603 million of its $869 million inforce life insurance face amount at December 31, 2013.

At December 31, 2014 the Company’s reinsurance recoverable includes $394 million for Hannover Life reinsurance Company (rated A- by A. M. Best) and $26 million with Loyal (rated A- by A. M. Best), for which Loyal holds investments in a trust.

Included in other operating and general expenses in the Statement of Earnings are $2.6 million, $2.8 million and $5.1 million of reinsurance expense allowances for 2014, 2013 and 2012, respectively.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

F.	Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in thousands):

	Deferred Costs	Present Value of Future Profits	Unrealized	Total
Balance at January 1, 2012	$13,294	$19,617	$(8,241)	$24,670
Additions	977	328	-	1,305
Amortization:
Periodic amortization	(2,229)	(2,251)	-	(4,480)
LTC loss recognition	-	(6,888)	-	(6,888)
Change in unrealized	-	-	7,722	7,722
Balance at December 31, 2012	$12,042	$10,806	$(519)	$22,329

Additions and other	(60)	3	-	(57)
Amortization:
Periodic amortization	(1,424)	(1,441)	-	(2,865)
Annuity unlocking	2	(8)	-	(6)
Change in unrealized	-	-	73	73
Balance at December 31, 2013	$10,560	$9,360	$(446)	$19,474

Additions	12	-	-	12
Amortization:
Periodic amortization	(1,242)	(1,207)	-	(2,449)
Annuity unlocking	-	(1)	-	(1)
Included in realized gains	1	2	-	3
Change in unrealized	-	-	225	225
Balance at December 31, 2014	$9,331	$8,154	$(221)	$17,264

The present value of future profits (“PVFP”) amounts in the table above are net of $39.1 million and $37.9 million of accumulated amortization at December 31, 2014 and 2013, respectively. The expected amortization of PVFP, net of interest, will average approximately $917,000 per year over the next five years.

G.	Life, Accident and Health Reserves

Life, accident and health reserves consist of the following (in thousands):

	2014	2013
Long-term care insurance reserves	$427,798	$394,713
Interest-sensitive and universal life policies	49,351	50,690
Traditional life insurance reserves	29,204	28,817
Other accident and health insurance reserves	58,456	62,772
Total life, accident and health reserves	$564,809	$536,992

Long-term care reserves are discounted at rates ranging from 5.4% to 6.8%. The Company uses the 1994 Group Annuity Mortality Table, modified for Company experience. Long-term care insurance reserves include unearned premiums of $6.1 million and $6.4 million at December 31, 2014 and 2013, respectively.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Life, accident and health reserves include liabilities for long-term care policies which are estimates of future payments for reported and unreported claims, with respect to insured events, which have occurred prior to the balance sheet date. Activity in the liability and reserve accounts for unpaid claims, which includes a provision for claim adjustment expenses, net of amounts recoverable from reinsurers is summarized as follows (in thousands):

	2014	2013	2012

Beginning balance as of January 1	$104,638	$90,251	$84,493
Less reinsurance recoverables	(72,532)	(62,730)	(58,688)
Net balance as of January 1	32,106	27,521	25,805

Incurred related to insured events of:
Current year	11,771	11,607	11,145
Prior years	(2,300)	(226)	(1,823)
Total incurred	9,471	11,381	9,322

Paid related to insured events of:
Current year	(2,293)	(1,863)	(3,010)
Prior years	(6,902)	(6,390)	(5,955)
Total paid	(9,195)	(8,253)	(8,965)

Interest on liability for policy and contract claims	1,591	1,457	1,359
Net balance as of December 31	33,973	32,106	27,521

Add reinsurance recoverables	75,564	72,532	62,730
Ending balance as of December 31	$109,537	$104,638	$90,251

The development of prior years is primarily due to positive experience in claims ultimately settled for less than the estimated liabilities.

In 2012, CGI recorded a pre-tax loss recognition charge of $31.6 million to write off $6.9 million in deferred policy acquisition costs and insurance reserves by $24.7 million on its long-term care business, due primarily to the impact of changes in assumptions related to future investment yields as well as changes in claims, expenses and persistency assumptions. No additional loss recognition charges were recorded in 2014 or 2013.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

H.	Shareholder's Equity

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in Shareholder’s Equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities.

The progression of the components of accumulated other comprehensive income follows (in thousands):

		Other Comprehensive Income
	AOCI Beginning Balance	Pretax	Tax	Net of Tax	AOCI Ending Balance
Year ended December 31, 2014
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$(9,584)	$3,355	$(6,229)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		1,471	(515)	956
Total net unrealized gains on securities (b)	$9,903	(8,113)	2,840	(5,273)	$4,630

Year ended December 31, 2013
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$8,237	$(2,883)	$5,354
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(2,200)	770	(1,430)
Total net unrealized gains on securities (b)	$5,979	6,037	(2,113)	3,924	$9,903

Year ended December 31, 2012
Net unrealized gains on securities (b)	$8,273	$(3,529)	$1,235	$(2,294)	$5,979

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in CGI’s Consolidated Statement of Earnings:

OCI component	Affected line in the Consolidated Statement of Earnings
Pretax	Realized gains on securities
Tax	Provision for income taxes

(b)
Includes net unrealized gains of $35,000 at December 31, 2014 compared to net unrealized gains of $163,000 and $149,000 at December 31, 2013 and 2012, related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

I.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision (benefit) for income taxes as shown in the Statement of Earnings (dollars in thousands):

	2014		2013		2012
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT

Earnings (loss) before income taxes ("EBT")	$(868)		$888		$(21,487)

Income taxes (benefit) at statutory rate	$(304)	35%	$311	35%	$(7,520)	35%
Effect of:
Tax-exempt interest	(19)	2%	(6)	(1%)	(2)	0%
Other	8	(1%)	(15)	(2%)	18	0%

Provision (benefit) for income taxes as shown on the Statement of Earnings	$(315)	36%	$290	32%	$(7,504)	35%

CGI’s 2012 through 2014 tax years remain subject to examination by the IRS.

The total income tax provision (benefit) consists of (in thousands):

	2014	2013	2012
Current taxes:
Federal	$(1,126)	$(151)	$(2,515)
Foreign	-	-	6
State	12	58	51
Deferred taxes:
Federal	799	383	(5,046)
Provision for income tax expense (benefit)	$(315)	$290	$(7,504)

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in the Balance Sheet at December 31 were as follows (in thousands):

	2014	2013
Deferred tax assets:
Insurance claims and reserves	$14,578	$14,430
Deferred policy acquisition costs	8,493	9,177
Other, net	1,672	2,040
Total deferred tax assets	24,743	25,647
Deferred tax liabilities:
Unrealized gains related to investments	(2,493)	(5,333)
Total deferred tax liabilities	(2,493)	(5,333)

Net deferred tax asset	$22,250	$20,314

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2014 and 2013.

In July 2014, AFG finalized a settlement with the IRS related to tax years 2008 and 2009. As a result, CGI’s uncertain tax positions are now effectively settled, allowing CGI to reduce its liability for uncertain tax positions by $255,000 in 2014. The following is a progression of CGI’s uncertain tax positions, excluding interest and penalties, which all relate to the uncertainty as to the timing of tax return inclusion of investment income of certain debt securities (in thousands):

	2014	2013	2012
Balance at January 1	$255	$251	$26
Reductions for tax positions of prior years	(255)	-	-
Additions for tax positions of current year	-	4	225
Balance at December 31	$-	$255	$251

Net cash refunds (payments) for income taxes were $2.6 million, $2.5 million and ($2.1 million) in 2014, 2013 and 2012, respectively.

At December 31, 2014 CGI had $0.7 million payable to AFG for current income taxes which is included in other liabilities on the Balance Sheet. At December 31, 2013 CGI had $0.8 million receivable from AFG for current income taxes which is included in other assets on the Balance Sheet.

J.	Contingencies

CGI is involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. None of these matters are expected to have a material adverse impact on CGI’s results of operations or financial condition.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS — CONTINUED

K.	Statutory Information

CGI is required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings (losses) and capital and surplus on a statutory basis for CGI as follows (in thousands):

Net Earnings/(Losses)			Capital and Surplus
2014	2013	2012	2014	2013
$1,944	$4,709	$(886)	$21,500	$22,775

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2014 and 2013, the capital ratios of CGI exceeded the RBC requirements.

CGI did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2014 or 2013.

The maximum amount of dividends that can be paid to shareholders in 2015 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net income as of the preceding December 31. The maximum amount of dividends payable in 2015 by CGI without prior approval is $1.9 million based on net income.

L.	Additional Information

Related Parties Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between CGI and affiliates. The net amount paid to affiliates was $4.5 million, $2.5 million and $5.4 million in 2014, 2013 and 2012, respectively, for such services. At December 31, 2014 and 2013 CGI had net intercompany payables of $0.4 million and $0.2 million, respectively.

Operating Leases Total rental expense for leases of office space was $301,000, $169,000 and $330,000 in 2014, 2013 and 2012, respectively. CGI leases space from AFG and GAFRI. CGI has no contractual obligations for rent but expects to pay similar amounts in future periods to AFG and GAFRI.

Benefit Plans CGI expensed approximately $105,000, $63,000 and $176,000 in 2014, 2013 and 2012, respectively, related to the retirement and employee savings plans.

M.	Subsequent Event

The Company has evaluated subsequent events through September 3, 2015, the date its financial statements were available to be issued.

On April 14, 2015 GAFRI and CGI entered into a definitive agreement with HC2 Holding Inc. to sell all of the stock of CGI and United Teacher Associates Insurance Company, an affiliate. The agreement is subject to receipt of regulatory approvals and is expected to close in the second half of 2015.